Exhibit 21.1

LIST OF OCEAN RIG UDW INC. SUBSIDIAIRES

Name of Subsidiary	Jurisdiction of Incorporation

Drill Rigs Holdings Inc.	Marshall Islands
Ocean Rig 1 Shareholders Inc.	Marshall Islands
Ocean Rig 1 Inc.	Marshall Islands
Ocean Rig 1 Greenland Operations Inc.	Marshall Islands
Ocean Rig Falkland Operations Inc.	Marshall Islands
Ocean Rig West Africa Operations Inc.	Marshall Islands
Ocean Rig 2 Shareholders Inc	Marshall Islands
Ocean Rig 2 Inc.	Marshall Islands
Drill Rigs Operations Inc.	Marshall Islands
Ocean Rig EG Operations Inc.	Marshall Islands
Ocean Rig Norway Operations Inc	Marshall Islands
Ocean Rig Liberia Operations Inc.	Marshall Islands
Ocean Rig Ireland Operations Inc.	Marshall Islands
Drillships Holdings Inc.	Marshall Islands
Drillship Hydra Shareholders Inc.	Marshall Islands
Drillship Hydra Owners Inc.	Marshall Islands
Ocean Rig Corcovado Greenland Operations Inc.	Marshall Islands
Drillship Paros Shareholders Inc.	Marshall Islands
Drillship Paros Owners Inc.	Marshall Islands
Drillships Holdings Operations Inc.	Marshall Islands
Ocean Rig Angola Operations Inc.	Marshall Islands
Ocean Rig Gabon Operations Inc.	Marshall Islands
Drillships Investment Inc.	Marshall Islands
Kithira Shareholders Inc.	Marshall Islands
Drillship Kithira Owners Inc.	Marshall Islands
Ocean Rig Poseidon Operations Inc.	Marshall Islands
Skopelos Shareholders Inc.	Marshall Islands
Drillship Skopelos Owners Inc.	Marshall Islands
Drillships Investment Operations Inc.	Marshall Islands
Ocean Rig Namibia Operations Inc.	Marshall Islands
Ocean Rig Cuanza Operations Inc.	Marshall Islands
Drillships Ocean Ventures Inc.	Marshall Islands
Drillship Skiathos Shareholders Inc.	Marshall Islands
Drillship Skiathos Owners Inc.	Marshall Islands
Drillship Skyros Shareholders Inc.	Marshall Islands
Drillship Skyros Owners Inc.	Marshall Islands
Drillship Kythnos Shareholders Inc.	Marshall Islands
Drillship Kythnos Owners Inc.	Marshall Islands
Drillships Ocean Ventures Operations Inc.	Marshall Islands
Ocean Rig Cunene Operations Inc.	Marshall Islands
Ocean Rig Cubango Operations Inc.	Marshall Islands
Ocean Rig Operations Inc.	Marshall Islands
Ireland Drilling Crew Inc.	Marshall Islands
Drillships Financing Holding Inc.	Marshall Islands
Alley Finance Co.	Marshall Islands
Algarve Finance Ltd	Marshall Islands
Agon Shipping Inc.	Marshall Islands
Ocean Rig Global Chartering Inc.	Marshall Islands
Drillship Alonissos Shareholders Inc.	Marshall Islands
Drillship Alonissos Owners Inc.	Marshall Islands
Ocean Rig Management Inc.	Marshall Islands
Eastern Med Consultants Inc.	Marshall Islands

Name of Subsidiary	Jurisdiction of Incorporation

Ocean Rig Spares Inc.	Marshall Islands
Bluesky Shareholders Inc.	Marshall Islands
Bluesky Owners Inc.	Marshall Islands
Ocean Rig Black Sea Cooperatief U.A.	Netherlands
Ocean Rig Black Sea Operations B.V.	Netherlands
Ocean Rig Drilling Operations Cooperatief U.A.	Netherlands
Ocean Rig Drilling Operations B.V.	Netherlands
Ocean Rig Block 33 Brasil Cooperatief U.A.	Netherlands
Ocean Rig Block 33 Brasil B.V.	Netherlands
Ocean Rig Olympia Operations Ghana Limited	Ghana
Primelead Limited	Cyprus
Ocean Rig UDW LLC	U.S.
Drillships Projects Inc.	Delaware, U.S.
Drillship Alonissos Stock Trust	Delaware, U.S.
Ocean Rig Canada Inc.	Canada
Ocean Rig North Sea AS	Norway
Ocean Rig AS	Norway
Ocean Rig UK Limited	UK
Olympia Rig Angola Holding S.A.	Angola
Olympia Rig Angola Lda	Angola
Ocean Rig Deepwater Drilling Limited	Nigeria
Ocean Rig do Brasil Servicos de Petroleo Ltda.	Brazil
Ocean Rig Rio de Janeiro Servicos de Petroleo Ltda.	Brazil
Ocean Rig Offshore Management Limited	Jersey
OR Crewing Limited	Jersey
OCR Falklands Drilling Inc.	Marshall Islands
Drillships Ventures Projects Inc.	Delaware, U.S.
South Africa Drilling Crew Inc.	Marshall Islands
Ocean Rig Congo Operations Inc.	Marshall Islands
OR Global Block Operators Inc.	Marshall Islands
Drillship Santorini Shareholders Inc.	Marshall Islands
Drillship Santorini Owners Inc.	Marshall Islands
Drillship Crete Shareholders Inc.	Marshall Islands
Drillship Crete Owners Inc.	Marshall Islands
Drillship Amorgos Shareholders Inc.	Marshall Islands
Drillship Amorgos Owners Inc.	Marshall Islands
OR Benguela Operations Inc.	Marshall Islands
OR Senegal Operations Inc.	Marshall Islands
Ocean Rig Investments Inc.	Marshall Islands
OR Norge Operations Inc.	Marshall Islands
Ocean Rig Management Services Inc.	Marshall Islands
Ocean Rig Operations Holdings Inc.	Marshall Islands
Ocean Rig Cayman Management Services SEZC Limited	Cayman Islands
Ship Investment Ocean Holdings Inc.	Marshall Islands
Kalambo Operations Inc.	Marshall Islands